EXHIBIT 10.14

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT, WHICH HAVE BEEN REMOVED AND REPLACED WITH AN ASTERISK, HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933 AND RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                AMENDMENT NO. 1 TO SUPPLIER PARTNERING AGREEMENT
                         BETWEEN WILSON GREATBATCH LTD.
               AND PACESETTER, INC. (d/b/a ST. JUDE MEDICAL CRMD)

This Amendment (the "Amendment") to the Supplier Partnering Agreement between Wilson Greatbatch Technologies, Inc., a Delaware corporation ("Seller"), and Pacesetter, Inc. d/b/a "St. Jude Medical CRMD", a California corporation ("Buyer" or "St. Jude"). SELLER and BUYER are collectively referred to herein as the "Parties". This Amendment is entered into effective as 01 January 2005 (the "Effective Date").


BACKGROUND

          A. The parties entered into a Supplier Partnering Agreement (the "Agreement") effective January 1, 2004.

          B.   The Parties to the Agreement desire to revise the following:

               a. The Initial Term of the Agreement [NOTE: This has implications for all pricing]

               b.   The pricing and terms for certain Batteries


AGREEMENT

In consideration of the foregoing Recitals and the Parties' mutual covenants contained herein, the Parties hereby agree as follows:

          1. Any specifically capitalized terms used and not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

          2. As of the Effective Date, the initial term of the Agreement is hereby amended to reflect that it will remain in force until 31 December 2008 ("Term"). Section 9 to Exhibit A of the Agreement (Option to Extend the Agreement) is hereby amended to read in its entirety as follows:

               "9. Option to Extend the Agreement. Buyer shall have the option to extend the term of this Agreement beyond the Initial Term for a period of two (2) years ("Option Extension Period") by delivering written notice to Seller not less than sixty (60) days prior to the extension date. The Option Extension Period, however, is subject to all of the following conditions:

               9.1 The prices for Batteries, Feedthroughs, Components and Enclosures during the Option Extension Period shall be, at the option of * either: (a) the * for each such Product, * or (b) prices for Batteries, Feedthroughs, Components and Enclosures * for all Batteries (in the aggregate), for all Feedthroughs (in the aggregate), for all Components (in the aggregate) and for all Enclosures (in the aggregate) sold to Buyer in each year of the Option Extension Period which is equal to * obtained by Seller for all Batteries (in the aggregate), for all Feedthroughs (in the aggregate), for all Components (in the aggregate) and for all Enclosures (in the aggregate), respectively, *;

               9.2 If * elects pricing under Section 9.1(b) above, Seller will notify Buyer as soon as is reasonably possible, as to the pricing applicable for the Option Extension Period. * as to the amount of the * that * with respect to Batteries (in the aggregate), Feedthroughs (in the aggregate), Components (in the aggregate) and Enclosures (in the aggregate), respectively. Seller will cooperate with * so that the * within thirty (30) days of its appointment by Buyer. If the * of the price quoted by Seller, then Buyer will be solely responsible for the * of the *. If the price quoted by Seller is more than *, then Seller will be solely responsible for the
               * of the *.

               "*" under Section 9.1(b) above shall: (a) be calculated according to Generally Accepted Accounting Principles (GAAP) and in a manner consistent with Seller's previous practices; and (b) * or *.

               Seller, Buyer, and * will cooperate in good faith to establish the relevant * of * to be included in the * of *. If Seller and Buyer have not agreed to the composition of the relevant * within thirty (30) days, then the * will be finally *, Seller and Buyer will cooperate and negotiate in good faith in connection with allocating the aggregate price increases permitted by Buyer under Section 9.1(b) among individual Products to be purchased by Buyer during the Option Extension Period".

3. As of the Effective Date, Part I.A. of Exhibit B of the Agreement is hereby amended to incorporate the new scheduled pricing and the new terms for the base price of Lithium Iodine Bradycardia Batteries as set forth according to the tables below:

     ---------------------------------------------------------------------------
                                 Lithium Iodine Pricing
     ---------------------------------------------------------------------------
     Model      2004          2005           2006          2007         2008
     -----      ----          ----           ----          ----         ----
     8077     $  *           $  *           $  *         $  *          $  *
     8711     $  *           $  *           $  *         $  *          $  *
     9701     $  *           $  *           $  *         $  *          $  *
     9438     $  *           $  *           $  *         $  *          $  *
     9918     $  *           $  *           $  *         $  *          $  *
     ------ ------------- -------------- ------------- ------------- -----------
Lithium Iodine Bradycardia Battery Terms

     a. Purchase Requirements: * % of Buyer's total bradycardia device battery demand to be purchased from Seller.

     b. Pricing schedules for each calendar year listed in Lithium Iodine table above are effective only if total lithium iodine battery unit demand is forecasted by Buyer, per Section 5 of the Supplier Partnering Agreement to exceed * units for the subsequent calendar year. If Buyer's total lithium iodine battery unit demand forecast is less than * units for the subsequent calendar year, the price will be set according to the pricing schedule of the most recent calendar year where at least * units were shipped.

     c. Pricing applies for current models with standard shape and pin modifications.

     d. Price premiums based upon shape and/or terminal modification complexity apply.

4. As of the Effective Date, Part I.A. of Exhibit B of the Agreement is hereby amended to incorporate the new scheduled pricing and the new terms for the base price of SVO Multiplate Defibrillator Batteries as set forth according to the tables below:

------------------------------------ -------------------------------------------
    SVO Multiplate Legacy Products              Model 2255 and Model 9443
    ------------------------------              -------------------------
------------------------------------ -------------------------------------------
      Quantity              Base             Quantity                 Base
      by Model           Unit Price          by Model              Unit Price
      --------           ----------          --------              ----------
        < *                  $ *     All Volumes Model 2255             $ *
         *                   $ *     All Volumes Model 9443             $ *
        > *                  $ *     ----------------------------- -------------
------------------------------------
*Models 2150, 2156, 2356, 2353

------------------------------------ -------------------------------------------
          Nano SVO Multiplate               Nano SVO Multiplate - Proprietary
           Non-Proprietary*                 ---------------------------------
------------------------------------ -------------------------------------------

-----------------------------------       --------------------------------------
      Quantity         Base                       Quantity            Base
      by Model      Unit Price                    by Model         Unit Price
      --------      ----------                    --------         ----------
    All Volumes         $ *                      All Volumes           $ *
-----------------------------------       --------------------------------------
*Model 2466

SVO Multiplate Defibrillator Battery Terms

     a. Purchase Requirements: Minimum of * % of Buyer's total tachycardia device battery demand to be purchased from Seller

     b.   "Units per year" determined by battery model on a calendar year basis

     c. Pricing applies to current technologies referred to as High Temperature Pressed Powder/High Temperature Sheet (HTPP/HTS)

     d. Price premiums based upon shape and/or terminal modification complexity apply

     e. Qualified Nano SVO multiplate cell to be delivered no later than fourteen (14) months from specification concurrence by both parties in writing and receipt of purchase order.

5. As of the Effective Date, Part I.A. of Exhibit B of the Agreement is hereby amended to incorporate the new scheduled pricing and the new terms for the base price of Quasar High Rate (QHR) Batteries as set forth according to the tables below:


----------------------------------------    ------------------------------------
       QHR Proprietary Designs*                  QHR Non-Proprietary Designs*
----------------------------------------    ------------------------------------
     Quantity               Base                 Quantity               Base
     by Model            Unit Price              by Model            Unit Price
     --------            ----------              --------            ----------
        < *                 $ *                     < *                 $ *
         *                  $ *                      *                  $ *
        > *                 $ *                     > *                 $ *
-------------------- -------------------    ------------------------------------
*Model 2350                                 *Example QHR to M2466 ______

Quasar High Rate (QHR) Battery Terms

     a. Purchase Requirements: Minimum of * % of Buyer's total tachycardia device battery demand to be purchased from Seller

     b.   QHR battery technology defined as High Rate SVO/CFx hybrid

     c. QHR pricing shown above applies for six plate, eight plate and ten plate designs only

     d. A price premium not to exceed $ * per cell applies for all odd-number plate QHR cells

     e. A price premium not to exceed $ * per cell applies for all twelve plate QHR cells

     f.   "Units per year" determined by battery model on a calendar year basis

     g. A price premium may be applied for shape and/or terminal modification complexity

6. As of the Effective Date, Section 3 of the Agreement is hereby amended to read in its entirety as follows:

     "3. Pricing. Pricing shall be as shown on Exhibits B (Batteries and Capacitors), C (Feedthroughs, Filtered Feedthroughs), D (Component Parts) and E (Enclosures) throughout the Term of the Agreement, subject to the following:

     3.1 The prices for Capacitors set forth on Exhibit B will expire as of March 1, 2005. The parties will negotiate in good faith with respect to the prices to be paid for Capacitors purchased by Buyer after such date and any agreement as to pricing shall be set forth in writing, signed by Seller and Buyers; and

     3.2 The price for a Product from time to time set forth on Exhibits B, C, D, and E is subject to upward or downward modification due to an increase or decrease, as the case may be, in the price of platinum. Any price modifications will be indexed and based upon the London spot market price of platinum on 31 August or the sequential business day of each contract year. Any price modification shall be determined and agreed upon in September of each contract year and will be effective with shipments delivered beginning on 01 January of the following year. Price modifications are permissible if the increase or decrease in the spot price of platinum impacts the Seller's platinum cost for a Product by * % or greater. If Seller determines that a price increase or decrease under this
     Section 3.2 is permissible, Seller shall deliver written notice to Buyer setting forth the basis for such determination. The parties agree to negotiate in good faith after delivery of such notice with respect to an adjustment to the pricing set forth in Exhibits B, C, D or E. No modification of such pricing shall occur unless and until the parties have both signed an amendment to the Agreement."

     The cost of platinum used as the basis to establish pricing in the Supplier Partnering Agreement effective 01 Jan 04 is $ *.

     3.3 Prior to 30 September of each contract year, Buyer shall provide Seller with written certification of Buyer's compliance with the minimum purchase requirements set forth in
     Section 6 of the Supply Agreement.

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

7. Except as provided herein, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.



The parties have caused this Amendment to be executed by their respective duly authorized representatives as of the Effective Date.

BUYER:                                    SELLER:

PACESETTER, INC.                          WILSON GREATBATCH TECHNOLOGIES, INC.

By:                                       By:
   -----------------------------                -------------------------------
Title:                                    Title:
      --------------------------                -------------------------------
Date:                                     Date:
     ---------------------------                -------------------------------


                                  Page 6 of 6